Exhibit 10.31

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT is made as of November 13, 2007 (the “Agreement”), by and among CCMP Capital Investors II, L.P. (“CCMP”), CCMP Capital Investors (Cayman) II, L.P. (“Cayman”, and together with CCMP, the “Investors”) and GPS CCMP Acquisition Corp., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, Generac Acquisition Corp., a wholly-owned subsidiary of the Company, Generac Power Systems, Inc. (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities Inc., as syndication agent, Barclays Bank PLC, as documentation agent, Wilmington Trust Company, as collateral agent, Goldman Sachs Credit Partners L.P., and J.P. Morgan Securities Inc., as joint lead arrangers, and the lenders party thereto (the “Lenders”), are each a party to that certain Credit Agreement, dated as of November 10, 2006 (the “Second Lien Credit Agreement”), pursuant to which the Lenders made certain term loans to the Borrower upon the terms and conditions set forth therein (such term loans, the “Second Lien Term Loans”);

WHEREAS, the Borrower is an indirect, wholly-owned subsidiary of the Company;

WHEREAS, as of November 13, 2007, the Investors and their affiliates own, in the aggregate, 62,950 shares of the Company’s Class B Voting Common Stock, par value $0.01 per share (the “Class B Common Stock”);

WHEREAS, the Investors have purchased Second Lien Term Loans in an aggregate principal amount of $8,750,000 (the “Purchased Loans”) and, as a result thereof, have become Lenders under the Second Lien Credit Agreement;

WHEREAS, the Investors desire to transfer such Purchased Loans to the Company (the “Exchange”) in exchange for that number of shares of Class B Common Stock (the “Shares”), as set forth opposite each such Investor’s name on Exhibit A hereto, which Shares shall have a fair market value of $10,000.00 per Share and, in the aggregate, shall have a value equivalent to the aggregate principal amount of the Purchased Loans;

NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto hereby agree as follows:

1.             Exchange.  The parties hereby agree that effective immediately upon the execution and delivery of this Agreement, each Investor is transferring to the Company, and the Company is accepting and receiving, the Purchased Loans in exchange for the number of Shares set forth opposite such Investor’s name on Exhibit A hereto. The parties further agree that upon the Exchange and the delivery of the Shares in exchange therefor, (i) the Investors and the Company will execute and deliver the Assignment and

Acceptance Agreement required to be executed and delivered under the Second Lien Credit Agreement in connection with the Exchange, (ii) neither Investor shall have any further obligations in respect of any of the Purchased Loans, and (iii) the Shares, when issued, shall be fully paid and non-assessable.

2.             Investor Representation and Warranties.  In connection with the consummation of the transactions contemplated hereby, each Investor represents and warrants to the Company as follows:

(a)           Authority.  Such Investor has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Such Investor has taken all action required by law or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of such Investor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

(b)           Accredited Investor.  Such Investor is an “Accredited Investor” as such term is defined in Regulation D under the Securities Act of 1933, as amended, and has business or financial experience from which it could be reasonably assumed that the Investor has the capacity to protect its own interest in connection with the transaction.

3.             Company Representation and Warranties.  In connection with the consummation of the transactions contemplated hereby, the Company represents and warrants to each Investor as follows:

(a)           Authority.  The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all company action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery by the Investor, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b)           Authorization of Shares.  The Shares have been duly authorized.

4.             Miscellaneous.

(a)           Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

(b)           Governing Law.  This Agreement shall be governed by the laws of the State of New York as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

(c)           Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement sets forth the entire understanding of the parties, and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the specific subject matter hereof. There are no restrictions, promises, warranties or undertakings with respect to the subject matter hereof other than those set forth or referred to herein. All exhibits hereto shall be deemed a part of this Agreement.

(d)           No Waiver; Amendments in Writing.  No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and each Investor.

(e)           Binding Effect; Assignment.  The rights and obligations of each party under this Agreement may not be assigned to any other person; provided that each Investor shall have the right to assign its rights and obligations hereunder to any of its affiliated investment funds. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Agreement, and their respective successors and assigns. This Agreement shall be binding upon the Company and each Investor and their respective successors and assigns.

(f)            Recapitalization.  The Exchange is intended to qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, and the parties hereto shall not take any action inconsistent with the treatment of the Exchange as such.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

GPS CCMP ACQUISITION CORP.

By:	/s/ Aaron Jagdfeld
Name: Aaron Jagdfeld
Title: C.F.O.

CCMP CAPITAL INVESTORS
(CAYMAN) II, L.P.

By:	CCMP Capital Associates, L.P., its General Partner

By:	CCMP Capital Associates GP, LLC,
its General Partner

By:	/s/ Tim Walsh
Name: Tim Walsh
Title: Managing Director

CCMP CAPITAL INVESTORS II, L.P.

By:	CCMP Capital Associates, L.P., its General Partner

By:	CCMP Capital Associates GP, LLC, its General Partner

By:	/s/ Tim Walsh
Name: Tim Walsh
Title: Managing Director

EXHIBIT A

Shares to be exchanged for Purchased Loans

Investor	Value of Purchased Loans Exchanged	Number of Shares Received
CCMP	$7,720,889.28	772.0889280
Cayman	$1,029,110.72	102.9110720